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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nanogen, Inc. 1997 Stock Incentive Plan, as amended, of our report dated January 22, 2002, with respect to the consolidated financial statements of Nanogen, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG, LLP

San Diego, California
July 31, 2002

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS